                                 Exhibit 11.01

                         Hologic, Inc. and Subsidiaries
                 Statement RE: Computation of Earnings Per Share

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
                                                       Fiscal years ended

PRIMARY:                                September 30,      September 28,      September 27
                                            1995               1996               1997
                                            ----               ----               ----
Net income                               $ 3,348,256        $11,356,866        $17,729,149
                                         ===========        ===========        ===========

Weighted average number of
common shares outstanding                  9,201,947         11,698,371         12,985,948

Common stock equivalents
outstanding pursuant to
treasury stock method                        628,690            825,612            685,946
                                         -----------        -----------        -----------

Weighted average number of common
and common equivalent shares
outstanding                                9,830,637         12,523,983         13,671,894
                                         ===========        ===========        ===========

Per share amount                         $      0.34        $      0.91        $      1.30
                                         ===========        ===========        ===========

FULLY DILUTED:

Net income                               $ 3,348,256               --                 --
                                         -----------        -----------        -----------

Weighted average number of
common shares outstanding                  9,201,947               --                 --

Common stock equivalents
outstanding pursuant to
treasury stock method                      1,027,782               --                 --
                                         -----------        -----------        -----------

Weighted average number of common
and common equivalent shares
outstanding                               10,229,729               --                 --
                                         ===========        ===========        ===========

Per share amount                             $  0.33               --                 --
                                         ===========        ===========        ===========
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